Exhibit 10.1
FIRST AMENDMENT
TO THE
PNM RESOURCES, INC.
AMENDED AND RESTATED
OMNIBUS PERFORMANCE EQUITY PLAN

PNM Resources, Inc. (the “Company”) previously established the “PNM Resources, Inc. Omnibus Performance Equity Plan” (the “Plan”). The Plan was amended and restated, effective as of May 17, 2005, by the adoption of the PNM Resources, Inc. Amended and Restated Omnibus Performance Equity Plan. By this instrument, the Company wishes to amend the Plan to clearly provide that a transfer to an “Affiliate” will not be considered a termination of employment and to add a definition of “Affiliate.”
1. This First Amendment shall be effective as of January 1, 2007.
2. This First Amendment amends only the provisions of the Plan as set forth herein, and those provisions not expressly amended hereby shall be considered in full force and effect. Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.
3. Section 2.1 (Definitions) of the Plan is hereby amended by adding the following new paragraph (ff) to the end thereof:

(ff) “Affiliate” means any member a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; and any member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3) and in applying Treas. Reg. § 1.414(c)-2 for purposes of determining the members of a group of trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treas. Reg. § 1.414(c)-2.

3. Section 13 (Termination of Employment) of the Plan is hereby amended by adding the following new paragraph 13.6 to the end thereof:
13.6 Transfer to Affiliate.
(a) Transfer of Employer to Affiliate. If a Participant is employed by an Employer and ownership of the Employer is transferred to an Affiliate, the Participant will not be treated as having incurred a termination of employment for purposes of the Plan, regardless of whether the Affiliate has adopted the Plan.

(b) Transfer of Participant to Non-adopting Affiliate. If a Participant leaves the employ of an Employer to become employed by an Affiliate, the Participant will not be treated as having incurred a termination of employment for purposes of the Plan, regardless of whether the Affiliate has adopted the Plan.

IN WITNESS WHEREOF, PNM Resources, Inc. has caused this First Amendment to be executed as of this 14th day of February, 2007.
PNM RESOURCES, INC.

By: /s/ Alice A. Cobb
Its: Senior Vice President & CAO

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